UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

Central Garden & Pet Company

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33268	68-0275553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597

(Address of Principal Executive offices) (Zip Code)

(925) 948-4000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CENT	The NASDAQ Stock Market LLC
Class A Common Stock	CENTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2020, Central Garden & Pet Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire all of the outstanding shares of capital stock of Flora Parent, Inc., a Delaware corporation (“Green Garden”). Pursuant to the Merger Agreement, Genesis MergerCo, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, would merge with and into Green Garden, with Green Garden surviving as a wholly-owned subsidiary of the Company. The Company’s press release regarding its proposed acquisition of Green Garden is attached as Exhibit 99.1 to this Form 8-K.

Under the terms of the Merger Agreement, the Company will pay a total of $532 million, subject to certain adjustments.

The consummation of the Company’s acquisition of Green Garden is subject to the receipt of necessary approvals under U.S. antitrust laws and other customary closing conditions. The acquisition is expected to close in the Company’s second fiscal quarter ending March 27, 2021.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which will be filed as an exhibit to the Form 8-K announcing the closing of the acquisition.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 31, 2020.

104	Cover Page Interactive Data File -the cover page iXBRL tags are embedded within the Inline XBRL document.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ George A. Yuhas
George A. Yuhas
General Counsel and Secretary

Dated: December 31, 2020

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